Report of Independent Registered Public Accounting Firm


To the Shareholders and Board of Trustees of Money Market Obligations Trust

In planning and performing our audits of the financial statements of Alabama Municipal Cash Trust, Arizona Municipal Cash Trust,
California Municipal Cash Trust,
Connecticut Municipal Cash Trust,
Florida Municipal Cash Trust,
Georgia Municipal Cash Trust,
Maryland Municipal Cash Trust,
Massachusetts Municipal Cash Trust,
Michigan Municipal Cash Trust,
Minnesota Municipal Cash Trust,
New Jersey Municipal Cash Trust,
New York Municipal Cash Trust,
North Carolina Municipal Cash
Trust, Ohio Municipal Cash Trust,
Pennsylvania Municipal Cash Trust,
Virginia Municipal Cash Trust
and Federated Tax-Free Trust (seventeen of the portfolios within the Money
Market Obligations Trust)
(the "Trust") as of and for the year ended
October 31, 2008, in accordance
with the standards of the
Public Company Accounting Oversight Board
(United States), we considered its internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Trust's internal control over financial reporting.
Accordingly, we express no such
opinion.

The management of the Trust is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.
A company's internal control over
financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.
Such internal control includes
policies and procedures that
provide reasonable assurance regarding
prevention or timely detection of
unauthorized acquisition, use or
disposition of a company's assets that
could have a material effect on the
financial statements.

Because of its inherent limitations,
internal control over financial
reporting may not prevent or detect
misstatements. Also, projections of
any evaluation of effectiveness to
future periods are subject to the risk
that controls may become inadequate because of changes in conditions, or that the degree of compliance with the polices or procedures may deteriorate.

A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis.
A significant deficiency is a control
deficiency, or combination of
control deficiencies, that adversely affects the company's ability to initiate, authorize, record, process or report external financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the company's annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will be not prevented or detected.

Our consideration of the Trust's internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be significant deficiencies or material weaknesses under standards established by the Public
Company Accounting Oversight Board
(United States).  However, we noted
no deficiencies in the Trust's
internal control over financial
reporting and its operation,
including controls for safeguarding securities, that we consider to be a material weakness as defined above as of October 31, 2008.

This report is intended solely for
the information and use of
management and the Board of Trustees of
Money Market Obligations Trust and the
Securities and Exchange Commission
and is not intended to be
and should not be used by anyone other
than these specified parties.




	/s/ Ernst & Young LLP


Boston, Massachusetts
December 11, 2008